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                                                                    EXHIBIT 23.1


                   Consent of Independent Public Accountants
                   -----------------------------------------


The Board of Directors
True North Communications Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 6, 1997, included or incorporated by reference in the True North Communications Inc. Form 10-K for the year ended December 31, 1996 and to all references to our Firm in this registration statement.


                                       ARTHUR ANDERSEN LLP



Chicago, Illinois
April 4, 1997

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